Exhibit 99.1

SPX Reports First Quarter 2019 Results

Q1 GAAP EPS of $0.01; Adjusted EPS* of $0.51
$17.5 million Asset Impairment Related to the South African Projects
Solid Core Operational Performance
On Track to Achieve Full-Year Adjusted EPS* Guidance Range of $2.50-$2.65

CHARLOTTE, N.C., May 2, 2019 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended March 30, 2019.

Gene Lowe, President and CEO, remarked, “I am pleased with our performance in the first quarter, including 19% growth in adjusted EPS* and 90 basis points of expansion in adjusted operating income margin*. Our HVAC segment continued to execute well amid strong seasonal demand for heating products, while our Engineered Solutions segment saw solid operational improvement. Our Detection & Measurement segment benefitted significantly from our proprietary acquisitions, and the integration of these businesses is going very well. We are on track to achieve our full-year 2019 guidance.”

Mr. Lowe continued, “In South Africa, we are pleased with our progress towards substantial completion of the projects by year-end. We are now increasing our focus on the dispute resolution process.”

Mr. Lowe added, “Our balance sheet remains strong and we anticipate our leverage ratio declining towards the lower end of our target range by year-end. With solid cash generation and significant access to capital, we are poised to continue driving growth and value creation for our shareholders.”

First Quarter 2019 Overview:

For Q1 2019, the company reported revenue of $343.6 million and operating income of $3.0 million, compared with $351.9 million and $19.3 million, respectively, in Q1 2018. Net earnings per share from continuing operations were $0.01 in Q1 2019, compared with $0.28 for Q1 2018.

SPX’s adjusted revenue* was $351.5 million and adjusted operating income* was $31.9 million for Q1 2019, compared with $321.1 million and $26.2 million, respectively, in Q1 2018. Adjusted earnings per share* for Q1 2019 were $0.51, compared with $0.43 for Q1 2018.

First Quarter Financial Comparisons:

GAAP Results:

($ millions)	Q1 2019	Q1 2018
Revenue	$343.6	$351.9
Segment Income	20.8	37.0
Operating Income	3.0	19.3
Adjusted Results:

($ millions)	Q1 2019	Q1 2018
Adjusted Revenue*	$351.5	$321.1
Adjusted Segment Income*	46.3	41.5
Adjusted Operating Income*	31.9	26.2
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q1 2019 was $128.4 million, compared with $127.7 million in Q1 2018, an increase of 0.5%, including a 0.5% decrease from currency fluctuations. Organic revenue* increased 1.0%, due primarily to increased sales of heating products.

Segment income was $18.4 million, or 14.3% of revenue, in Q1 2019, compared with $18.6 million, or 14.6% of revenue, in Q1 2018, with the decrease in margins largely due to a less favorable sales mix.

Detection & Measurement

Revenue for Q1 2019 was $85.1 million, compared with $65.6 million in Q1 2018, an increase of 29.7% including a 1.1% decrease from currency fluctuations and a 34.2% increase from acquisitions. Organic revenue* decreased 3.4% primarily reflecting the timing of shipments related to project revenues.

Segment income was $17.0 million in Q1 2019. Adjusted segment income*, which excludes $2.8 million of acquisition-related costs and intangible amortization, was $19.8 million, or 23.3% of revenue. This compares with adjusted segment income* of $16.0 million, or 24.4% of revenue, in Q1 2018. The 110 basis point decrease in margins was primarily due to sales mix.

Engineered Solutions

Revenue in Q1 2019 was $138.0 million, compared with $127.8 million in Q1 2018, an increase of 8.0%. The increase was driven by higher revenues in our Transformers business and improved volumes in process cooling.

Segment income in Q1 2019 was $8.0 million, or 5.8% of revenue, compared with segment income of $6.8 million, or 5.3% of revenue, in Q1 2018. The increase in margins was driven primarily by the higher revenues noted above.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $(7.9) million in Q1 2019, compared with $30.8 million in Q1 2018. The decrease was largely due to an asset impairment that reduced the amount of cumulative revenue associated with the South African projects by $17.5 million, as well as the impact of the wind-down of the Heat Transfer business.

All Other incurred a loss in Q1 2019 of $22.6 million, compared with a loss of $4.1 million in Q1 2018. The larger loss was due primarily to the $17.5 million asset impairment associated with the South African projects.

Financial Update:

As of March 30, 2019, SPX had total outstanding debt of $421.5 million and total cash of $39.0 million. During Q1 2019, SPX generated net operating cash from continuing operations of $11.5 million, including net cash usage associated with the South African operations of approximately $5.0 million. Net leverage, as calculated under the company’s bank credit agreement, was 1.9x, compared with 1.7x at the end of Q4 2018.

Reaffirming 2019 Guidance:

SPX is reaffirming its guidance for 2019 adjusted revenue* of approximately $1.50 billion with adjusted segment income margin* of approximately 15.0%. Adjusted operating income margin* is expected to be approximately 11%. Adjusted earnings per share* is expected to be in a range of $2.50 to $2.65.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	In a range of $570-580 million	15.5-16%, or 25 basis point increase at midpoint vs 2018
Detection & Measurement	In a range of $385-395 million	23-24%, ex amortization
Engineered Solutions	In a range of $530-540 million	Approximately 8%, or 150 basis point increase vs 2018

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results and guidance that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the “All Other” category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, as such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 30, 2019 with the Securities and Exchange Commission on or before May 9, 2019. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 2295657

A replay of the call will be available by telephone through Thursday, May 9th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 2295657

Upcoming Investor Events:  Company management plans to be on the road during the second quarter of 2019 meeting with investors, including attending the Oppenheimer Annual Industrials conference in New York City on May 7th and the UBS Global Industrials and Transportation conference in New York City on June 5th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.4 billion in annual adjusted revenue in 2018 and approximately 4,000 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, amortization associated with acquisitions, costs associated with dispositions, the results of our South African and Heat Transfer operations and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 30, 2019	March 31, 2018
Revenues	$343.6	$351.9
Costs and expenses:
Cost of products sold	260.4	261.8
Selling, general and administrative	76.7	68.6
Intangible amortization	1.6	0.2
Special charges, net	0.1	2.0
Other operating expenses	1.8	—
Operating income	3.0	19.3

Other income, net	7.2	1.0
Interest expense	(5.3)	(4.3)
Interest income	0.3	0.5
Income from continuing operations before income taxes	5.2	16.5
Income tax provision	(4.6)	(4.1)
Income from continuing operations	0.6	12.4

Income (loss) from discontinued operations, net of tax	—	—
Loss on disposition of discontinued operations, net of tax	(1.4)	—
Loss from discontinued operations, net of tax	(1.4)	—

Net income (loss)	$(0.8)	$12.4

Basic income (loss) per share of common stock:
Income from continuing operations	$0.01	$0.29
Loss from discontinued operations	(0.03)	—
Net income (loss) per share	$(0.02)	$0.29

Weighted-average number of common shares outstanding — basic	43.618	42.772

Diluted income (loss) per share of common stock:
Income from continuing operations	$0.01	$0.28
Loss from discontinued operations	(0.03)	—
Net income (loss) per share	$(0.02)	$0.28

Weighted-average number of common shares outstanding — diluted	44.880	44.353

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$39.0	$68.8
Accounts receivable, net	250.3	269.1
Contract assets	68.9	91.2
Inventories, net	151.5	128.8
Other current assets (includes income taxes receivable of $18.9 and $18.9 at March 30, 2019 and December 31, 2018, respectively)	44.0	40.5
Total current assets	553.7	598.4
Property, plant and equipment:
Land	18.7	19.4
Buildings and leasehold improvements	118.7	125.2
Machinery and equipment	330.2	334.1
	467.6	478.7
Accumulated depreciation	(289.3)	(294.5)
Property, plant and equipment, net	178.3	184.2
Goodwill	430.0	394.4
Intangibles, net	231.9	198.4
Other assets	685.4	657.7
Deferred income taxes	22.1	24.4
TOTAL ASSETS	$2,101.4	$2,057.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$142.2	$153.6
Contract liabilities	84.0	79.5
Accrued expenses	176.5	183.7
Income taxes payable	3.1	3.5
Short-term debt	75.0	31.9
Current maturities of long-term debt	14.2	18.0
Total current liabilities	495.0	470.2

Long-term debt	332.3	331.9
Deferred and other income taxes	30.6	23.2
Other long-term liabilities	828.2	817.3
Total long-term liabilities	1,191.1	1,172.4

Equity:
Common stock	0.5	0.5
Paid-in capital	1,279.9	1,295.4
Retained deficit	(650.9)	(650.1)
Accumulated other comprehensive income	246.6	244.9
Common stock in treasury	(460.8)	(475.8)
Total equity	415.3	414.9
TOTAL LIABILITIES AND EQUITY	$2,101.4	$2,057.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 30, 2019	March 31, 2018	Δ	%/bps
HVAC reportable segment

Revenues	$128.4	$127.7	$0.7	0.5%
Gross profit	41.6	41.6	—
Selling, general and administrative expense	23.1	22.9	0.2
Intangible amortization expense	0.1	0.1	—
Income	$18.4	$18.6	$(0.2)	(1.1)%
as a percent of revenues	14.3%	14.6%		-30 bps

Detection & Measurement reportable segment

Revenues	$85.1	$65.6	$19.5	29.7%
Gross profit	39.4	29.6	9.8
Selling, general and administrative expense	20.9	13.9	7.0
Intangible amortization expense	1.5	—	1.5
Income	$17.0	$15.7	$1.3	8.3%
as a percent of revenues	20.0%	23.9%		-390 bps

Engineered Solutions reportable segment

Revenues	$138.0	$127.8	$10.2	8.0%
Gross profit	21.6	18.9	2.7
Selling, general and administrative expense	13.6	12.1	1.5
Income	$8.0	$6.8	$1.2	17.6%
as a percent of revenues	5.8%	5.3%		50 bps

All Other

Revenues	$(7.9)	$30.8	$(38.7)	(125.6)%
Gross profit	(19.4)	—	(19.4)
Selling, general and administrative expense	3.2	4.0	(0.8)
Intangible amortization expense	—	0.1	(0.1)
Loss	$(22.6)	$(4.1)	$(18.5)	(451.2)%

Consolidated Revenues	$343.6	$351.9	$(8.3)	(2.4)%
Consolidated Segment Income	20.8	37.0	(16.2)	(43.8)%
as a percent of revenues	6.1%	10.5%		-440 bps

Total segment income	$20.8	$37.0	$(16.2)
Corporate expense	12.4	11.8	0.6
Long-term incentive compensation expense	3.5	3.9	(0.4)
Special charges, net	0.1	2.0	(1.9)
Other operating expenses	1.8	—	1.8
Consolidated operating income	$3.0	$19.3	$(16.3)	(84.5)%
as a percent of revenues	0.9%	5.5%		-460 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income (loss)	$(0.8)	$12.4
Less: Loss from discontinued operations, net of tax	(1.4)	—
Income from continuing operations	0.6	12.4
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.1	2.0
Gain on change in fair value of equity security	(6.3)	—
Deferred and other income taxes	2.5	(1.3)
Depreciation and amortization	8.1	6.6
Pension and other employee benefits	2.8	2.3
Long-term incentive compensation	3.5	3.9
Other, net	0.3	0.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	47.5	23.6
Inventories	(14.4)	(3.6)
Accounts payable, accrued expenses and other	(32.2)	(43.1)
Cash spending on restructuring actions	(1.0)	(0.4)
Net cash from continuing operations	11.5	2.7
Net cash used in discontinued operations	(0.9)	(0.4)
Net cash from operating activities	10.6	2.3

Cash flows used in investing activities:
Proceeds from company-owned life insurance policies, net	0.5	0.2
Business acquisitions, net of cash acquired	(77.0)	(16.3)
Net proceeds from sale of assets	5.5	—
Capital expenditures	(3.7)	(3.2)
Net cash used in continuing operations	(74.7)	(19.3)
Net cash from (used in) discontinued operations	—	—
Net cash used in investing activities	(74.7)	(19.3)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	89.3	—
Repayments under senior credit facilities	(64.5)	—
Borrowings under trade receivables financing arrangement	40.0	—
Repayments under trade receivables financing arrangement	(29.0)	—
Net borrowings (repayments) under other financing arrangements	2.8	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.9)	(3.2)
Net cash from (used in) continuing operations	32.7	(3.6)
Net cash from (used in) discontinued operations	—	—
Net cash from (used in) financing activities	32.7	(3.6)
Change in cash and equivalents due to changes in foreign currency exchange rates	1.6	—
Net change in cash and equivalents	(29.8)	(20.6)
Consolidated cash and equivalents, beginning of period	68.8	124.3
Consolidated cash and equivalents, end of period	$39.0	$103.7

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Three months ended
March 30, 2019
Beginning cash and equivalents	$68.8
Cash from continuing operations	11.5
Capital expenditures	(3.7)
Proceeds from company-owned life insurance policies, net	0.5
Net proceeds from assets sales	5.5
Business acquisitions, net of cash acquired	(77.0)
Borrowings under senior credit facilities	89.3
Repayments under senior credit facilities	(64.5)
Net borrowings under other financing arrangements	13.8
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(5.9)
Cash from discontinued operations	(0.9)
Change in cash due to changes in foreign currency exchange rates	1.6
Ending cash and equivalents	$39.0

	Debt at				Debt at
	December 31, 2018	Borrowings	Repayments	Other	March 30, 2019
Revolving loans	$6.4	$89.3	$(60.1)	$—	$35.6
Term loan	350.0	—	(4.4)	—	345.6
Trade receivables financing arrangement	23.0	40.0	(29.0)	—	34.0
Other indebtedness	4.3	3.0	(0.2)	0.9	8.0
Less: Deferred financing costs associated with the term loan	(1.9)	—	—	0.2	(1.7)
Totals	$381.8	$132.3	$(93.7)	$1.1	$421.5

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended March 30, 2019
	HVAC	Detection & Measurement	Engineered Solutions

Net Revenue Growth	0.5%	29.7%	8.0%

Exclude: Foreign Currency	(0.5)%	(1.1)%	—%

Exclude: Acquisitions	—%	34.2%	—%

Organic Revenue Growth (Decline)	1.0%	(3.4)%	8.0%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended
	March 30, 2019	March 31, 2018
Consolidated revenue	$343.6	$351.9

Exclude: "All Other" operating segments(1)	(7.9)	30.8

Adjusted consolidated revenue	$351.5	$321.1

Total segment income	$20.8	$37.0

Exclude: "All Other" operating segments(1)	(22.6)	(4.1)

Exclude: One time acquisition related costs (2)	(1.3)	(0.3)

Exclude: Amortization expense (3)	(1.6)	(0.1)

Adjusted segment income	$46.3	$41.5
as a percent of adjusted revenues (4)	13.2%	12.9%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	March 30, 2019	March 31, 2018
Detection & Measurement segment income	$17.0	$15.7

Exclude: One time acquisition related costs (2)	(1.3)	(0.3)

Exclude: Amortization expense (3)	(1.5)	—

Detection & Measurement adjusted segment income	$19.8	$16.0
as a percent of Detection & Measurement adjusted segment revenues (4)	23.3%	24.4%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are now being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents additional "Cost of products sold" recorded during the three months ended March 30, 2019 related to the step-up of inventory (to fair value), acquired in connection with the Sabik and Cues acquisitions and recorded during the three months ended March 31, 2018 related to the Schonstedt acquisition.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 30, 2019	March 31, 2018
Operating income	$3.0	$19.3

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(22.6)	(5.5)

One time acquisition related costs (2)	(2.9)	(1.3)

Other operating expenses (3)	(1.8)	—

Amortization expense (4)	(1.6)	(0.1)

Adjusted operating income	$31.9	$26.2
as a percent of adjusted revenues (5)	9.1%	8.2%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.0 and $1.6 during the three months ended March 30, 2019 and March 31, 2018, respectively.

(2) Represents charges during the three months ended March 30, 2019 for the Sabik and Cues acquisition associated with inventory step-up of $1.3 and integration and transaction costs of $1.6, and charges during the three months ended March 31, 2018 associated with the Schonstedt acquisition associated with inventory step-up $0.3 and integration and transaction costs of $1.0.

(3) Represents charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the period.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended March 30, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$20.8	$25.5	$46.3
Corporate expense (2)	(12.4)	1.6	(10.8)
Long-term incentive compensation expense	(3.5)	—	(3.5)
Special charges, net	(0.1)	—	(0.1)
Other operating expenses (3)	(1.8)	1.8	—
Operating income	3.0	28.9	31.9

Other income, net (4)	7.2	(5.3)	1.9
Interest expense, net	(5.0)	—	(5.0)
Income from continuing operations before income taxes	5.2	23.6	28.8
Income tax provision (5)	(4.6)	(1.2)	(5.8)
Income from continuing operations	0.6	22.4	23.0

Dilutive shares outstanding	44.880		44.880

Earnings per share from continuing operations	$0.01		$0.51

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($22.6), (ii) inventory step-up charges related to the Cues and Sabik acquisitions ($1.3), and (iii) amortization expense associated with acquired intangible assets ($1.6).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of charges associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business, with such revision resulting from settlement activity during the period.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($6.3) and (ii) non-service pension and postretirement charges ($1.0).

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of certain income tax charges and benefits that are considered non-recurring.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended March 31, 2018
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$37.0	$4.5	$41.5
Corporate expense (2)	(11.8)	0.8	(11.0)
Long-term incentive compensation expense	(3.9)	—	(3.9)
Special charges, net (3)	(2.0)	1.6	(0.4)
Operating income	19.3	6.9	26.2

Other income, net (4)	1.0	0.3	1.3
Interest expense, net	(3.8)	—	(3.8)
Income from continuing operations before income taxes	16.5	7.2	23.7
Income tax provision (5)	(4.1)	(0.5)	(4.6)
Income from continuing operations	12.4	6.7	19.1

Dilutive shares outstanding	44.353		44.353

Earnings per share from continuing operations	$0.28		$0.43

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($4.1), (ii) inventory step-up charges related to the Schonstedt acquisition ($0.3), and (iii) amortization expense associated with acquired intangible assets ($0.1).

(2) Adjustment primarily represents removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents removal of non-service pension and postretirement items.

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of tax charges associated with the impact of U.S. tax reform.